EXHIBIT 23.2


          CONSENT OF INDEPENDENT ACCOUNTANTS


          We consent to the incorporation by reference in the registration statement on Forms S-3 (Nos. 333-18661 and 33-50040) and in the registration statements on Form S-8 (Nos. 333-22827, 333-01941, 33-57735, 33-73194, 33-56302, 33-41720, 33-36851, and 33-25628)
          of Ballard Medical Products of our report dated January 30, 1998, on our audits of the financial statements of Tri-Med Specialties, Inc. as of September 30, 1997 and 1996 and the year ended September 30, 1997 which report is included in this Form 8-K.


          Kansas City, Missouri
          July 9, 1998                       PricewaterhouseCoopers LLP